EXHIBIT 5.1

January 26, 2012

Seven Arts Entertainment Inc.
8439 Sunset Boulevard, Suite 402
West Hollywood, California 90069

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Seven Arts Entertainment Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 5,000,000 shares of the Company’s common stock, par value $.01 per share (collectively, the “Shares”), issuable from time to time to participants (the “Plan Participants”) under the Company’s 2012 Stock Incentive Plan (the “Plan”), by means of a registration statement on Form S-8 (the “Registration Statement”).

In connection herewith, we have examined:

1)        the Plan; and

2)        the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation, filed June 11, 2010, the Certificate of Amendment to Articles of Incorporation filed December 8, 2010, the Certificate of Designation (Series A Cumulative Convertible $10.000 Stated Value Preferred Stock) filed October 27, 2011, the Certificate of Designation (Series B Cumulative Convertible Preferred Stock) filed November 14, 2011, and the Bylaws of the Company, adopted as of December 6, 2010, and amended as of October 13, 2011, each as currently in effect, and such other corporate records, agreements, and instruments of the Company, statements and certificates of public officials, officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.

In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

Seven Arts Entertainment Inc.
January 26, 2012

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance to the Plan Participants, and upon issuance and delivery in accordance with the terms of the Plan and any applicable award thereunder, shall be validly issued, fully paid and non-assessable.

Our opinion herein reflects only the application of the Federal laws of the United States and, to the extent required by the foregoing opinion, the Nevada Revised Statutes.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules, or regulations of any other jurisdiction, court, or administrative agency.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendment thereto.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

We do not render any opinions except as set forth above.  By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted, or otherwise referred to by any other person or for any other purpose without our prior written consent in each instance.

We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/S/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP